As filed with the Securities and Exchange Commission on June 28, 2002

                                                      Registration No. 333-79613

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        OCCIDENTAL PETROLEUM CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                95-4035997
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                Identification No.)

             10889 WILSHIRE BOULEVARD
             LOS ANGELES, CALIFORNIA                                90024
     (Address of Principal Executive Offices)                    (Zip code)


                           OXY VINYLS, LP SAVINGS PLAN
                            (Full title of the plan)


                            DONALD P. DE BRIER, ESQ.
                                 GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176
 (Name, address and telephone number, including area code, of agent for service)


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


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                          DEREGISTRATION OF SECURITIES

     On May 28, 1999, Occidental Petroleum Corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-79613) (the "Form S-8") registering 1,000,000 shares of the Registrant's Common Stock, $0.20 par value (the "Shares"), to be issued to participants under the Registrant's Oxy Vinyls, LP Savings Plan (the "Plan"). The Plan was merged into the Occidental Petroleum Corporation Savings Plan after an aggregate of 601,804 Shares were issued to participants thereunder. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 28, 2002.

                                             OCCIDENTAL PETROLEUM CORPORATION
                                                       (REGISTRANT)



                                         By:  RAY R. IRANI*
                                            ------------------------------------
                                              Ray R. Irani
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                           TITLE                       DATE
        ---------                           -----                       ----

       RAY R. IRANI*               Chairman of the Board of        June 28, 2002
-------------------------            Directors and Chief
       Ray R. Irani                   Executive Officer

    STEPHEN I. CHAZEN*            Executive Vice President -       June 28, 2002
-------------------------           Corporate Development
    Stephen I. Chazen            and Chief Financial Officer


 SAMUEL P. DOMINICK, JR.*             Vice President and           June 28, 2002
-------------------------             Controller (Chief
 Samuel P. Dominick, Jr.             Accounting Officer)


     RONALD W. BURKLE*                     Director                June 28, 2002
-------------------------
     Ronald W. Burkle


     JOHN S. CHALSTY*                      Director                June 28, 2002
-------------------------
     John S. Chalsty


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


        SIGNATURE                           TITLE                       DATE
        ---------                           -----                       ----

   EDWARD P. DJEREJIAN*                    Director                June 28, 2002
-------------------------
   Edward P. Djerejian


      JOHN E. FEICK*                       Director                June 28, 2002
-------------------------
      John E. Feick


     DALE R. LAURANCE*                     Director                June 28, 2002
-------------------------
     Dale R. Laurance


     IRVIN W. MALONEY*                     Director                June 28, 2002
-------------------------
     Irvin W. Maloney


     RODOLFO SEGOVIA*                      Director                June 28, 2002
-------------------------
     Rodolfo Segovia


     AZIZ D. SYRIANI*                      Director                June 28, 2002
-------------------------
     Aziz D. Syriani


     ROSEMARY TOMICH*                      Director                June 28, 2002
-------------------------
     Rosemary Tomich





*By: /s/ DONALD P. DE BRIER                                        June 28, 2002
     --------------------------
         Donald P. de Brier,
          Attorney-in-Fact


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